UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2005

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GIBRALTAR INDUSTRIES, INC.
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(Exact name of registrant as specified in its chapter)

Delaware	0-22462	16-1445150
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(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York                              14219-0228
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(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (716) 826-6500
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ITEM 1.01.  Entry into a Material Definitive Agreement.

On October 3, 2005 Gibraltar Industries, Inc. and its wholly owned subsidiary, Gibraltar Steel Corporation of New York, as co-borrowers, entered into a term loan agreement with KeyBank National Association, JPMorgan Chase Bank and the Bank of Montreal pursuant to which the lenders made a senior secured term loan of $300,000,000 to the Registrant and Gibraltar Steel Corporation of New York.

The term loan bears interest, at the borrower's option at: (i) various rates above the London Inter Bank Offered Rate (LIBOR); or (ii) the greater of KeyBank's prime rate or the Federal funds effective rate plus a specified percentage rate.

The term loan is secured, on a pari passu basis with the Registrant's existing revolving credit facility, by substantially all the accounts receivable, inventory, equipment, fixtures and other personal property of the Registrant and its subsidiaries.  The term loan agreement also contains representations, warranties and covenants which are substantially similar to the representations, warranties and covenants contained in the Registrant's existing revolving credit facility.

Exhibit 10.1 is incorporated by reference under this Item 1.01.  All exhibits and schedules to this Agreement have been omitted.

Item 1.02  Termination of a Material Definitive Agreement.

On October 3, 2005 the Registrant terminated: (i) the Senior Secured Note Purchase Agreement among the Registrant, Gibraltar Steel Corporation of New York and the Prudential Insurance Company of America dated as of July 3, 2002, as amended; (ii) the Subordinated Note Purchase Agreement among the Registrant, Gibraltar Steel Corporation of New York and The Prudential Insurance Company of America dated as of July 3, 2002, as amended; and (iii) the Senior Secured Note Purchase Agreement among the Registrant, Gibraltar Steel Corporation of New York and The Prudential Life Insurance Company of America and Pruco Life Insurance Company dated June 18, 2004, as amended.

The note purchase agreements which have been terminated contained the terms and conditions upon which the Registrant and Gibraltar Steel Corporation of New York borrowed an amount, in the aggregate, equal to $115,000,000 from The Prudential Insurance Company of America and Pruco Life Insurance Company.

There is no material relationship between the Registrant and its affiliates and The Prudential Insurance Company of America and Pruco Life Insurance Company other than the relationship described in the note purchase agreements.

The note purchase agreements were terminated in connection with the consummation by the Registrant and Gibraltar Steel Corporation of New York of the transactions contemplated by the term loan agreement described in Item 1.01 above.

On October 3, 2005, the amount of the principal and accrued interest on the three note purchase agreements was equal, in the aggregate, to $116,186,736.11, which amount was paid in full by the Registrant.  In addition, the termination of the note purchase agreements prior to their stated termination dates required "make whole" payments to be made by the Registrant to The Prudential Insurance Company of America and Pruco Life Insurance Company in an amount which, for the three note purchase agreements, aggregated $6,752,765.74.

On October 3, 2005, the Registrant terminated a subordinated promissory note, dated May 1, 2003, payable to CertainTeed Corporation, and made by the Registrant and Gibraltar Steel Corporation of New York in the principal amount of $40,000.000.

The subordinated promissory note was delivered to CertainTeed Corporation in connection with the purchase by Gibraltar Steel Corporation of New York of the outstanding capital stock of Air Vent Inc.

There is no material relationship between the Registrant and its affiliates and CertainTeed Corporation other than the relationship described in the subordinated promissory note.

On October 3, 2005, the amount of the principal and accrued interest on the subordinated promissory note was equal to $25,919,785.83, which amount was paid in full by the Registrant.  No early termination or "make whole" payments were required to be made in connection with the termination of the subordinated promissory note.

The subordinated promissory note was terminated in connection with the consummation by the Registrant and Gibraltar Steel Corporation of New York of the transactions contemplated by the term loan agreement described in Item 1.01 above.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On October 3, 2005, all the issued and outstanding capital stock of Alabama Metal Industries Corporation was acquired by the Registrant as a result of the consummation of a merger of Expansion Co., Inc., a wholly owned subsidiary of the Registrant, with and into Alabama Metal.

Prior to the merger, the capital stock of Alabama Metal Industries Corporation was owned by CGW Southeast Partners III, L.P., a private equity investment firm and certain members of the Alabama Metal senior management.  The purchase price payable to the holders of the outstanding equity interests in Alabama Metal was $240,000,000 and is subject to adjustment to the extent that the working capital of Alabama Metal, determined as of the closing, is greater than or less than $55,000,000.

Except for the relationship created by the Agreement and Plan of Merger which contains the terms and conditions of the acquisition, there is no material relationship between the holders of the outstanding equity interests in Alabama Metal determined immediately prior to the merger, and the Registrant, any of the Registrant's affiliates, any director or officer of the Registrant or any associate of any such director or officer.

Alabama Metal and its subsidiaries manufacture metal bar grating, expanded metal, perforated metal, fiberglass grating, safety/plank grating, metal lath and vinyl bead accessories.  Alabama Metal's products and systems are used for a wide range of industrial applications and for residential, multi-family, commercial and high-rise construction applications.

Item 7.01.  Regulation FD Disclosure.

The Registrant released the following press release on October 3, 2005:

Exhibit 99.1 is incorporated by reference under this Item 7.01

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.  The financial information required to be filed by Item 9.01(a) to Form 8-K shall be filed as soon as practicable after the date hereof, but not later than 71 days after this Current Report on Form 8-K would otherwise be required to be filed.

(b) Pro Forma Financial Information.  The pro forma financial information required to be filed by item 9.01(b) to Form 8-K shall be filed as soon as practicable after the date hereof, but not later than 71 days after this Current Report on Form 8-K would otherwise be required to be filed.

(c)

Exhibits.

10.1

Term Loan Agreement among Gibraltar Industries, Inc., Gibraltar Steel Corporation of New York, KeyBank National Association and the lenders named therein, dated as of October 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

October 7, 2005

GIBRALTAR INDUSTRIES, INC.

/S/  David W. Kay

Name:

David W. Kay
Title:Chief Financial Officer

EXHIBIT INDEX

10.1

Term Loan Agreement among Gibraltar Industries, Inc., Gibraltar Steel Corporation of New York, KeyBank National Association and the lenders named therein, dated as of October 3, 2005.

99.1

Text of Press Release.